UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2023

Starwood Credit Real Estate Income Trust

(Exact name of registrant as specified in its charter)

Maryland	000-56577	93-6487687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2340 Collins Avenue

Miami Beach, Florida 33139

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 695-5500

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On October 31, 2023, Starwood Credit Real Estate Income Trust, a Maryland statutory trust (the “Company”), entered into a dealer manager agreement (the “Dealer Manager Agreement”) with Starwood Capital, L.L.C. (“Starwood Dealer”), an affiliate of Starwood Credit Advisors, L.L.C., the Company’s external manager (the “Advisor”), pursuant to which Starwood Dealer will serve as the dealer manager for the Company’s continuous private offering.

The foregoing description of the Dealer Manager Agreement is qualified in its entirety by reference to the full text of the Dealer Manager Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 30, 2023, Thomas Cosenza notified the Company of his resignation as Chief Operating Officer of the Company, effective October 30, 2023. Mr. Cosenza’s resignation was not due to any disagreement with the Company, the Advisor, or any of their affiliates.

(c) On October 31, 2023, the Company’s sole Trustee elected Marc Fox to serve as the Company’s Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), effective immediately. The appointment of Mr. Fox was not made pursuant to any arrangement or understanding between him and any other person. Biographical information for Mr. Fox is set forth below.

Marc A. Fox, 63, has served as the Company’s Chief Financial Officer since October 2023. Mr. Fox has served as a consultant for Starwood Capital periodically since January 2023. Prior to consulting for Starwood Capital, Mr. Fox served as the Chief Financial Officer for Greystone & Co from June 2021 to November 2022, where he was responsible accounting and financial reporting. Prior to his time at Greystone & Co, Mr. Fox was the Chief Financial Officer at Ladder Capital Finance (NYSE: LADR) from November 2008 to May 2021, where he was responsible for accounting, financial reporting and tax functions, among other things. Before joining Ladder Capital Finance, Mr. Fox served as Executive Vice President and Treasurer of GMAC Commercial Mortgage and Capmark Financial Group from August 1997 to November 2008, where he was responsible for all cash and debt management, asset and liability management, accounts payable and banking relationships. Mr. Fox received a B.S. degree in economics and a M.B.A. from The Wharton School at the University of Pennsylvania.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Dealer Manager Agreement, dated October 31, 2023, by and between Starwood Credit Real Estate Income Trust and Starwood Capital, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD CREDIT REAL ESTATE INCOME TRUST

Date: November 3, 2023	By:	/s/ Dennis G. Schuh
	Name:	Dennis G. Schuh
	Title:	Chief Executive Officer and President